UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TEEKAY OFFSHORE PARTNERS L.P.	TEEKAY OFFSHORE FINANCE CORP.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	Republic of the Marshall Islands
(State of incorporation or organization)	(State of incorporation or organization)

98-051255	98-1175001
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

4th floor, Belvedere Building, 69 Pitts Bay Road, Hamilton HM 08, Bermuda 90245	4th floor, Belvedere Building, 69 Pitts Bay Road, Hamilton HM 08, Bermuda 90245
(Address of principal executive offices, including ZIP code)	(Address of principal executive offices, including ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-196098, 333-196098-01

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrants’ Securities to be Registered.

A description of the 6.00% Notes due 2019 of Teekay Offshore Partners L.P. and Teekay Offshore Finance Corp. (the “Registrants”) is set forth under the caption “Description of Notes” in the prospectus filed by the Registrants on May 27, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrants’ Registration Statement on Form F-3 (Registration Nos. 333-196098, 333-196098-01), filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

1.1	Certificate of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form F-1 (File No. 333-139116), filed with the SEC on December 4, 2006).

1.2	Registration Statement on Form F-3 (File Nos. 333-196098, 333-196098-01), as filed with the Securities and Exchange Commission on May 20, 2014 (incorporated herein by reference).

4.1	Second Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 4.1 to Teekay Offshore Partners L.P.’s Registration Statement on Form 8-A (File No. 001-33198), filed with the SEC on April 25, 2013).

4.2	Indenture (incorporated herein by reference to Exhibit 4.1 to Teekay Offshore Partners L.P.’s Form 6-K (File No. 001-33198), filed with the SEC on May 30, 2014).

4.3	First Supplemental Indenture (incorporated herein by reference to Exhibit 4.2 to Teekay Offshore Partners L.P.’s Form 6-K (File No. 001-33198), filed with the SEC on May 30, 2014).

4.4	Form of Global Note.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: June 4, 2014

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C., its General Partner

By:	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer and Chief Financial Officer

TEEKAY OFFSHORE FINANCE CORP.

By:	/s/ Mark M. Cave
Name:	Mark M. Cave
Title:	President